Exhibit 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered pursuant to the registration statement (Registration No. 333-124153) on Form S-3 filed on April 19, 2005, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$37,500
NYSE Filing fee	14,000
Printing fees	30,000
Legal fees and expenses	150,000
Accounting fees and expenses	40,000
Miscellaneous	28,500
Total	$300,000